                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT
                               ________________

                                 SUBSIDIARIES

                                         Percentage of
                                            Voting              State or
                                          Securities          Jurisdiction
            Name                            Owned           of Incorporation
            ----                         -------------      ----------------
Brown-Forman International F.S.C., Ltd.       100%         U.S. Virgin Islands
Canadian Mist Distillers, Limited             100%         Ontario, Canada
Early Times Distillers Company                100%         Delaware
Fetzer Vineyards                              90.1%        California
Jack Daniel Distillery,
  Lem Motlow, Prop., Inc.                     100%         Kentucky
Lenox, Incorporated                           100%         New Jersey
Dansk International Designs Ltd.              100%/(1)/    New York
Brooks & Bentley Limited                      100%/(1)/    United Kingdom
Brooks & Bentley S.A.R.L.                     100%/(1)/    France
Brooks & Bentley A.F.                         100%/(1)/    Norway
Longnorth, Limited                            100%/(2)/    Ireland
Brown-Forman - W.S. Karoulias S.A.             75%/(3)/    Greece
Chissick Limited                              100%/(2)(3)/ Ireland
Clintock, Limited                             100%/(2)(3)/ Ireland
Lantone, Limited                              100%/(2)(3)/ Ireland
Pitts Bay Trading Limited                      75%/(3)/    Bermuda
Lantone Delaware, Inc.                        100%/(4)/    Delaware
L-H Limited                                   100%         United Kingdom
Mt. Eagle Corporation                         100%         Delaware
The Jos. Garneau Co., S.A.                    100%/(2)/    Switzerland
Thoroughbred Plastics Corporation             100%         Kentucky
Brown-Forman Beverages Worldwide, Comercio
   de Bebidas Ltd.                            100%/(5)/    Brazil
Brown-Forman Worldwide, L.L.C.                100%/(5)/    Delaware

The above companies are included in the consolidated financial statements. The names of certain subsidiaries have been omitted which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

/(1)/  Owned by Lenox, Incorporated.
/(2)/  Includes qualifying shares assigned to Brown-Forman Corporation.
/(3)/  Owned by Longnorth, Limited.
/(4)/  Owned by Lantone Limited.
/(5)/ Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillery Company.